Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Materion Corporation 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 7, 2014) of our reports dated March 14, 2014, with respect to the consolidated financial statements and schedule of Materion Corporation and the effectiveness of internal control over financial reporting of Materion Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

Cleveland, Ohio
May 7, 2014                                    /s/ Ernst & Young LLP